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                                   EXHIBIT 4.1


                                 EXECUTION COPY





                          THIRD SUPPLEMENTAL INDENTURE

                                     Between

                          AIRTOUCH COMMUNICATIONS, INC.


                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO
                                   as Trustee

                           Dated as of October 7, 1996



               Supplemental To Indenture Dated as of July 16, 1996










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                          THIRD SUPPLEMENTAL INDENTURE

         THIS THIRD SUPPLEMENTAL INDENTURE, dated as of October 7, 1996, between AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association (the "Trustee"),

                                   WITNESSETH:

         WHEREAS, the Company and the Trustee have entered into that certain Indenture dated as of July 16, 1996, as amended by the First Supplemental Indenture dated as of July 16, 1996 (the "Original Indenture"), and such Original Indenture provides that the Company and the Trustee may, at any time and from time to time, under circumstances set forth in Article 10 thereof, enter into one or more supplemental indentures without the consent of the holders of the outstanding Securities for the purpose of supplementing the provisions of the Original Indenture;

         WHEREAS, pursuant to the provisions of Section 2.01 of the Original Indenture, the Company wishes to establish a Series of Securities to be issued by the Company under the Original Indenture to be in the aggregate principal amount of U.S.$250,000,000, bearing interest at the rates and subject to such other terms and provisions as are hereinafter set forth;

         WHEREAS, the Company has duly authorized the execution and delivery of this Third Supplemental Indenture, and all things necessary have been done to make this Third Supplemental Indenture a valid agreement of the Company, in accordance with its terms;

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

         That in order to declare additional terms and conditions upon which certain Series of Securities may hereafter be issued, authenticated and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities by the holders thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

         SECTION 1.01. CERTAIN TERMS DEFINED. The terms defined in this Section
1.01 shall, for all purposes of the Original Indenture and this Third Supplemental Indenture, have the meanings herein specified, unless the context clearly otherwise requires or unless otherwise indicated:

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COMPARABLE TREASURY ISSUE

         The term "Comparable Treasury Issue" means, with respect to the Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining terms of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

COMPARABLE TREASURY PRICE

         The term "Comparable Treasury Price" means, with respect to any Redemption Date for the Notes, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such Redemption Date.

FIRST SUPPLEMENTAL INDENTURE

         The term "First Supplemental Indenture" means the First Supplemental Indenture dated as of July 16, 1996 between the Company and the Trustee.

INDEPENDENT INVESTMENT BANKER

         The term "Independent Investment Banker" means, with respect to the Notes, Lehman Brothers or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company and acceptable to the Trustee.

LETTER OF REPRESENTATIONS

         The term "Letter of Representations" means, with respect to this Third Supplemental Indenture only, the Letter of Representations relating to the Notes among the Company, the Trustee and The Depository Trust Company.

NOTES

         The term "Notes" means, with respect to this Third Supplemental Indenture only, the 7 % Notes due 2003, which constitute a Series of Securities under the Original Indenture.

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REFERENCE TREASURY DEALER QUOTATION

         The term "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

REFERENCE TREASURY DEALER

         The term "Reference Treasury Dealer" means, with respect to the Notes, Lehman Brothers and its successor; provided, however, that if it shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

GLOBAL NOTES

         The term "Global Notes" means, for the purposes of this Third Supplemental Indenture only, the Global Notes representing the Notes.

TREASURY YIELD

         The term "Treasury Yield" means, with respect to any Redemption Date for the Notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         SECTION 1.02. OTHER DEFINITIONS. All of the terms appearing herein shall be defined as the same are now defined under the provisions of the Original Indenture, except when expressly herein otherwise defined.

                                   ARTICLE TWO
                               TERMS OF THE NOTES

SECTION 2.01.     TERMS OF THE NOTES.  The Notes shall have the following terms:

                  (a) The Notes shall be designated as this Company's 7 % Notes Due 2003, and shall constitute a Series of Securities under the Original Indenture;

                  (b) The Notes shall be in the aggregate principal amount of Two Hundred and Fifty Million United States Dollars (US$250,000,000) and shall mature on October 1, 2003;

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                  (c) The Notes shall bear interest at the rate of seven percent per annum from October 1, 1996, payable semiannually on each April 1 and October 1, commencing April 1, 1997;

                  (d) The Notes shall be issued initially as two Global Notes, in registered form registered in the name of the Depository (as hereinafter identified) or its nominee in such denominations as are required by the Letter of Representations and shall be in the form attached hereto as Exhibit A;

                  (e) The Depository for the Global Notes shall be The Depository Trust Company;

                  (f) The Global Notes shall be exchangeable for definitive Notes in registered form substantially the same as the Global Notes in denominations of $1,000 or any integral multiple thereof upon the terms and in accordance with the provisions of the Indenture;

                  (g) The Notes shall be payable (as to both principal and interest) when and as the same become due at the office of the Trustee, as provided in the Indenture, provided that, as long as the Notes are in the form of one or more Global Notes payments of interest may be made by wire transfer in accordance with the provisions of the Letter of Representations and provided further, that upon any exchange of the Global Notes for Notes in definitive form, the Company elects to exercise its option to have interest payable by check mailed to the registered owners at such owners' addresses as they appear on the Register, as kept by the Trustee on each relevant Record Date;

                  (h) The Record Date for the Notes shall be the fifteenth day preceding the relevant Interest Payment Date;

                  (i) The Notes will be redeemable in whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (a) 100% of their principal amount or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 10 basis points; plus for each of (a) and (b) above, accrued interest on the Notes to the date of redemption; and

                  (j) The Notes shall be subject to the covenants set forth in
         Article II of the First Supplemental Indenture.

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                                  ARTICLE THREE
                            MISCELLANEOUS PROVISIONS

         SECTION 3.01. PROVISIONS OF THE ORIGINAL INDENTURE. Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Original Indenture shall be deemed to be incorporated in and made a part of this Third Supplemental Indenture; and the Original Indenture, as amended and supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Third Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes authenticated and delivered under the Indenture shall be bound hereby.

         SECTION 3.02. SEPARABILITY OF INVALID PROVISIONS. In case any one or more of the provisions contained in this Third Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Third Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Third Supplemental Indenture shall be construed as if such provision had never been contained herein.

         SECTION 3.03. EXECUTION IN COUNTERPARTS. This Third Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

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         IN WITNESS WHEREOF, AIRTOUCH COMMUNICATIONS, INC. has caused this Third
Supplemental Indenture to be signed by its Chairman of the Board or any Vice Chairmen of the Board or one of its Executive Vice Presidents, Senior Vice Presidents, or Vice Presidents and to be signed and acknowledged by its Secretary or one of its Assistant Secretaries and THE FIRST NATIONAL BANK OF CHICAGO has caused this Indenture to be signed and acknowledged by one of its Vice Presidents and to be signed and acknowledged by one of its Assistant Secretaries, all as of the day and year first written above.

                                            AIRTOUCH COMMUNICATIONS, INC.

                                            By:
                                                 ------------------------------
                                            Name:
                                            Title:

                                            By:
                                                 ------------------------------
                                            Name:
                                            Title:

                                            THE FIRST NATIONAL BANK OF
                                            CHICAGO, as Trustee

                                            By:
                                                 ------------------------------
                                            Name:
                                            Title:

                                            By:
                                                 ------------------------------
                                            Name:
                                            Title:

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